AGREEMENT

This Agreement (the "Agreement") is made this 8th day of January, 2018 (the "Effective Date"), between Tripac Systems, Inc., and Fazync Corporation & Fazync, LLC, subsidiaries of Intelligent Highway Solutions, Inc. (IHSI)

WITNESSETH:

Whereas, Tripac System, Inc. desires to form a partnership as follows with Fazync Corporation for the deployment, installation, monitoring and maintenance of the Tripac Systems Phase Angle Synchronization Units (PAS) and;

Whereas, the officers and directors of Fazync Corporation having the desire of completing said installation(s) of the PAS Units, possess the requisite professional expertise, experience and qualifications to provide the services contemplated by this agreement and has represented the same to Bob Widner of Tripac Systems, Inc.

Now, therefore, in consideration of the mutual promises and undertakings contained herein, Tripac Systems, Inc., and Fazync Corporation each for itself and its successors and assigns, intending to be fully and legally bound hereby, agree as follows:

SECTION ONE – TERM OF THE AGREEMENT

1.1 The term of this Agreement, from the Effective Date continuing for a period of twenty years thereafter, shall be known and designated as the Installation & Execution Phase (The Rollout). During this phase, Tripac Systems, Inc., and Fazync Corporation shall determine and agree upon terms of the Installation & Execution Phase of the project.

SECTION TWO – SCOPE AND OBLIGATIONS OF PARTIES

2.1 Fazync Corporation will be responsible for the installation portion of the rollout. Tripac Systems, Inc. will provide the expertise on a consulting basis to ensure synergies between both parties.

2.2 Phil Kirkland, CFO/COO of IHSI will be added as a board member of Tripac Systems, Inc. From that point forward, the board of directors of Tripac Systems, Inc. will consist of Bob Widner, Cecilia Widner and Philip Kirkland.

2.3 Fazync Corporation is a subsidiary of the publicly traded company, Intelligent Highway Solutions, Inc. and the key officers of that company, Devon Jones and Philip Kirkland will oversee the operations of Fazync as the primary source for installation, monitoring and maintenance of the Tripac Systems PAS Units.

2.5 Tripac Systems, Inc. will provide to Fazync Corporation, the files and information necessary to complete their individual responsibilities as it pertains to the rollout, including but not limited to, the schematics, drawings, specifications, gerber files, bills of materials, etc. Any additional directions, consulting, supervision, etc will be handled in real time on an as needed basis.

2.6 Both companies will operate out of a facility jointly operated and located in Sacramento, California.

2.7 Tripac Systems, Inc. will take all necessary actions to protect the technology, including but not limited to the software and will ensure that in the event of any change in health of its principals and/or members of the Widner family, full disclosure is provided to the officers and directors of Fazync Corporation to ensure a seamless transition in the event that Tripac Systems, Inc. is unable to provide support for the remainder of the rollout.

2.8 At the conclusion of each calendar quarter maximum and/or calendar month minimum, 50% of the resulting after tax profits from the Tripac Systems PAS rollout will be paid to Fazync Corporation.

This document has been signed and executed on this day, 1/9/2018 by the following individuals:

TRIPAC SYSTEMS, INC.

____
Witness

By: Bob WidneR

Name: [signature]

Name: ____________________

FAZYNC CORPORATION

____
Witness

By: [signature]

Name: Devon Jones

By: ____________________

Name: ____________________